Exhibit 99.1

Cendant Board of Directors Approves Simultaneous Spin-Offs of Realogy Corporation and Wyndham Worldwide Corporation

Cendant Stockholders to Receive Dividend of Realogy and Wyndham Worldwide Shares on July 31, 2006

Cendant Adopts Stockholder Rights Plan

NEW YORK, July 13, 2006—Cendant Corporation (NYSE: CD) announced today that its Board of Directors has formally approved the spin-offs of its real estate services and hospitality services (including timeshare resorts) businesses through the distribution of 100% of the common stock of its Realogy Corporation and Wyndham Worldwide Corporation subsidiaries to stockholders of Cendant Corporation.  The distributions are expected to occur after the close of business on July 31, 2006 to Cendant stockholders of record as of the close of business on July 21, 2006.

Cendant will distribute one share of Realogy common stock for every four shares of Cendant common stock outstanding as of the record date, and one share of Wyndham Worldwide common stock for every five shares of Cendant common stock outstanding as of the record date.  Fractional shares of Realogy or Wyndham Worldwide common stock will not be distributed and any Cendant stockholder entitled to receive a fractional share will instead receive a cash payment.

The distributions have been structured to qualify as tax-free stock dividends to Cendant stockholders for U.S. federal income tax purposes.  Cash received in lieu of fractional shares, however, will be taxable.

Cendant currently has approximately 1.0 billion shares outstanding.  Based on the distribution ratio, approximately 250 million shares of Realogy common stock and approximately 200 million shares of Wyndham Worldwide common stock will be distributed to Cendant stockholders. In addition, Cendant intends to submit several proposals at its annual stockholders meeting scheduled for August 29, 2006, including one to change Cendant’s name to Avis Budget Group, Inc. and another to authorize a 1-for-10 reverse stock split of Cendant’s common stock to reduce the number of Cendant shares outstanding to approximately 100 million.

As announced on June 30, 2006, Cendant entered into a definitive agreement to sell its Travelport subsidiary to The Blackstone Group and confirmed that it will use the net proceeds from such sale (after taxes, fees and expenses and retirement of Travelport’s borrowings) to reduce the indebtedness allocated to Realogy and Wyndham Worldwide. Based on the expected amount of proceeds from the Travelport sale, it is currently estimated that Realogy’s debt level will be reduced from $2,225 million at the time of its separation from Cendant to approximately $750 million upon receipt of its share of Travelport proceeds and that Wyndham Worldwide’s debt level will be reduced from $1,360 million at the time of its separation from Cendant to approximately $600 million after the receipt of its share of Travelport proceeds. Closing is subject to satisfaction of customary conditions and is expected to occur in August 2006.

Because Cendant common stock will continue to trade "regular-way" (inclusive of the Realogy and Wyndham Worldwide distributions) on the New York Stock Exchange (the "NYSE") through the distribution date, any holder of Cendant common stock who sells shares prior to the close of business on July 31, 2006 will also be selling the related entitlement to receive shares of Realogy or Wyndham Worldwide common stock in respect of such shares.  Investors are encouraged to consult with their financial advisors regarding the specific implications of selling Cendant common stock before the distribution date.

Realogy and Wyndham Worldwide have filed applications to list their common stock on the NYSE under the symbols "H" and “WYN,” respectively. The Company expects that “when issued” public markets for Realogy and Wyndham Worldwide common stock will develop on or about two business days prior to the record date.

No action is required by Cendant stockholders to receive their Realogy or Wyndham Worldwide common stock. Cendant stockholders who hold Cendant common stock as of the record date will receive a book-entry account statement reflecting their ownership of Realogy and Wyndham Worldwide common stock or their brokerage account will be credited for the shares.

Shortly after July 21, 2006, Cendant will mail Information Statements to its stockholders of record as of the close of business on the record date.  The Information Statements will include information regarding the distributions and the business and management of Realogy Corporation and Wyndham Worldwide Corporation, as applicable, following each distribution.  In addition, each of Cendant, Realogy Corporation and Wyndham Worldwide Corporation intend to file important information related to the spin-offs, including this release and the appropriate Information Statement(s), with the Securities and Exchange Commission (the “SEC”) on Form 8-K.

JPMorgan and Evercore acted as financial and strategic advisors to Cendant in connection with the spin-offs and related transactions. Skadden, Arps, Slate, Meagher & Flom LLP acted as Cendant’s legal advisor.

The distribution of the Realogy and Wyndham Worldwide shares will be made as described in the applicable Information Statement relating to such securities, which have been filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Adoption of Stockholder Rights Plan

The Company also announced that its Board of Directors approved the adoption of a stockholder rights plan (the “Rights Plan”). The Rights Plan is designed to preserve the long-term value of the Company in the event of a potential takeover that the Board of Directors determines may be coercive or unfair or otherwise not in the best interests of the Company and its stockholders. The Company also noted that the Board of Directors has not adopted the new rights plan in response to any known effort to acquire control of the Company.

To implement the Rights Plan, the Company will distribute a dividend of one Right for each share of its common stock held by all stockholders of record at the close of business on July 21, 2006. The Rights initially will attach to and trade with Cendant common stock, unless and until they are separated upon the occurrence of certain future events; no separate certificates will be issued. Rights will attach to shares of common stock issued by the Company after that date.

Each Right will entitle holders of each share of common stock to buy one one-thousandth of a share of the Company’s Series A junior participating preferred stock at an initial exercise price of $80.00 per share. Subject to the terms of the Rights Plan, the Rights will become exercisable ten business days after a person or group acquires 15% or more of the Company’s outstanding common stock or announces a tender or exchange offer that would result in that person or group owning 15% or more of the Company’s common stock. Each Right, when exercised, entitles the holder (other than the acquiring person or group) to receive Cendant common stock with a market value of twice the exercise price of the Rights upon payment of the exercise price of the Rights.

The Company will be entitled to redeem the Rights at $0.001 per Right until 10 business days after a person or group achieves the 15% threshold. This Rights Plan will expire unless stockholders approve its continuation at the Company’s 2008 annual meeting of stockholders. Additional details regarding the Rights Plan will be outlined in a Current Report on Form 8-K to be filed by the Company.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. The Company cannot provide any assurances that the spin-offs of Realogy Corporation or Wyndham Worldwide Corporation or any of the proposed transactions related thereto (including the proposed sale of the travel distribution services division, Travelport) will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. The sale of Travelport is subject to certain conditions precedent as described in the Purchase Agreement relating to the sale. In addition, the other separation transactions, including the spin-off distributions, are subject to the satisfaction or waiver of certain other conditions described in the information statements included in the Form 10s.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks inherent in the spin-offs of Realogy Corporation and Wyndham Worldwide Corporation or the contemplated separation and related transactions (including the agreement to sell Travelport), including risks related to borrowings and costs related to the proposed transactions; increased demands on Cendant's management teams as a result of the proposed transactions; changes in business, political and economic conditions in the U.S. and in other countries in which Cendant and its companies currently do business; changes in governmental regulations and policies and actions of regulatory bodies; changes in operating performance; and access to capital markets and changes in credit ratings, including those that may result from the proposed transactions. Other unknown or unpredictable factors also could have material adverse effects on Cendant's and its companies' performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Cendant's Form 10-K for the year ended December 31, 2005, Cendant’s Form 10-Q for the three months ended March 31, 2006, Realogy Corporation’s Registration Statement on Form 10 and Wyndham Worldwide Corporation’s Registration Statement on Form 10, including under headings such as "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

About Cendant Corporation

Cendant is primarily a provider of travel and residential real estate services. With approximately 85,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting Cendant’s Web site at www.cendant.com. Following the completion of the spin-offs of Realogy Corporation and Wyndham Worldwide Corporation, Cendant will be comprised of its Travelport and Avis Budget Group businesses. As previously stated, Cendant will use the net proceeds from the sale of Travelport (after taxes, fees and expenses and retirement of Travelport’s borrowings) to reduce the indebtedness allocated to Realogy and Wyndham Worldwide.

About Realogy Corporation

Realogy Corporation  is the world's largest residential real estate brokerage franchisor, the largest U.S. residential real estate brokerage firm, a leading global provider of outsourced employee relocation services, and a provider of title and settlement services.  Realogy's brands include Century 21, Coldwell Banker, Coldwell Banker Commercial, ERA, Sotheby's International Realty, NRT Incorporated, Cartus and Title Resource Group. Realogy is headquartered in Parsippany, NJ and has more than 15,000 employees.

About Wyndham Worldwide Corporation

Wyndham Worldwide is one of the world’s largest hospitality companies offering individual consumers and business-to-business customers a broad suite of hospitality products and services including lodging; vacation exchange and rental services; and vacation ownership interests in resorts. Wyndham Worldwide is headquartered in Parsippany, NJ, and is supported by approximately 28,800 employees around the world.

Media Contacts:
Elliot Bloom, Cendant Corporation
(212) 413-1832

Mark Panus, Realogy Corporation
(973) 407-7215

Investor Contacts:
Sam Levenson, Cendant Corporation
(212) 413-1834

Henry A. Diamond, Realogy Corporation
(212) 413-1920

Margo C. Happer, Wyndham Worldwide Corporation
(973) 496-2705